Exhibit 99.1
Via Announces Second Quarter 2026 Results
Revenue grew 27%, while increasing demand for Via’s platform drove rapid expansion of the pipeline, which doubled year-over-year
•Q2 revenue of $136 million and Annual Run-Rate Revenue of $543 million, up 27% year-over-year.
•Continued strength in the United States with 35% year-over-year revenue growth.
•Q2 Customer count of 847, an increase of 23% year-over-year.
•Continued progress towards profitability with Adjusted EBITDA of negative $3.4 million, Adjusted Net Loss of negative $0.8 million and Adjusted Net Loss per Share of negative $0.01 per share.
•Cash and cash equivalents of $336 million as of June 30, 2026.

NEW YORK, NY, August 06, 2026 -- Via Transportation, Inc. (NYSE: VIA), the world’s leading platform for public transit software and services, today announced financial results for the second quarter of fiscal year 2026, which ended June 30, 2026.
“We are excited about our second quarter results, which provide strong validation of our strategy: to build the world’s most complete platform of software and services for public transit. Via’s rapid revenue growth, coupled with a second consecutive quarter in which pipeline doubled year-over-year, are indicative of the high return on our multi-year investment in our platform. Our focus on expanding the Company’s platform and supporting customers with an end-to-end solution has successfully unlocked a large and difficult-to-penetrate market," said Daniel Ramot, Via’s Co-founder and Chief Executive Officer. "We are equally pleased to report that we have achieved these results while continuing to make fast progress towards our profitability target, a reflection of the high level at which we are executing on our strategy.”
Fiscal Second Quarter 2026 Financial and Operational Highlights:

Q2 2026	Q2 2025	Change
(in thousands, except percentages and customer count)
Key Business Metrics:
Platform Annual Run-Rate Revenue (1)	$542,828	$428,532	27%
Customer Count (2)	847	689	23%

Financial Highlights:
Revenue	$135,707	$107,133	27%

Gross Profit	$55,606	$41,951	33%
Adjusted Gross Profit (3)	$56,297	$42,331	33%
Adjusted Gross Margin (3)	41%	40%	1	pt

Adjusted EBITDA (3)	$(3,441)	$(9,055)	(62)%
Adjusted EBITDA Margin (3)	(3)%	(8)%	5	pts

Net Loss	$(19,556)	$(21,221)	(8)%
Adjusted Net Loss (3)	$(838)	$(9,196)	(91)%

Net Loss per Share—Basic and Diluted	$(0.24)	$(1.65)	(85)%
Adjusted Net Loss per Share—Basic and Diluted (3)	$(0.01)	$(0.72)	(99)%
(1)Platform Annual Run-Rate Revenue for any quarter represents our Platform Revenue for that quarter multiplied by four.
(2)Customer Count as of the last date in any quarter represents the number of distinct legal entities which generated Platform revenue in that quarter. The Downtowner acquisition contributed 94 customers.
(3)This press release uses non-GAAP financial measures that adjust GAAP financial measures for the impact of various items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “GAAP to Non-GAAP Reconciliation” below for additional information.

Second Quarter and Full Year Outlook:
Our guidance includes non-GAAP measures. For the third quarter and full year 2026, Via expects the following:

	Q3 2026	FY 2026
($ in millions)
Platform Revenue	$137.6 - $138.2	$550.0 - $553.0
YoY Growth %	25.5% - 26.0%	26.6% - 27.3%
Adjusted EBITDA (1)	($4.5) - ($3.5)	($12.5) - ($7.5)
Adjusted EBITDA Margin (1)	(3.3)% - (2.5)%	(2.3)% - (1.4)%
Profitability	Q4 2026 Adj. EBITDA > $0
(1)Via is not able, at this time, to provide an outlook for GAAP net loss or a reconciliation of expected Adjusted EBITDA to GAAP net loss for the second quarter or full year 2026 because of the difficulty of estimating certain items excluded from Adjusted EBITDA that cannot be reasonably calculated or predicted without unreasonable efforts. For example, charges related to stock-based compensation and related employer payroll taxes expense require additional inputs, such as the number and value of awards granted, that are not currently ascertainable.

Conference Call Details
Via will host a conference call to discuss its first quarter fiscal year 2026 results at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) on August 06, 2026. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at investors.ridewithvia.com. Participants who choose to call in to the conference call can do so by dialing (800) 715-9871 or +1 (646) 307-1963 and entering the conference ID: 1199104. A replay of the call will be available and archived via webcast at investors.ridewithvia.com.
About Via
Via is the technology backbone of a modern transportation network. We transform public transportation systems into dynamic networks, based on data and demand. Cities and transit agencies around the world adopt Via’s suite of software and technology-enabled services to replace fragmented legacy systems and consolidate operations. As a result, Via lowers the cost of providing transit, improves the passenger experience, and brings more riders on board. Today, the Via platform is utilized by hundreds of cities across more than 30 countries to create public transportation systems that connect people with jobs, healthcare, and education.
Non-GAAP Financial Measures
We report certain non-GAAP financial measures, not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include Adjusted Gross Profit, Adjusted Research and Development expense, Adjusted Sales and Marketing expense, Adjusted General and Administrative expense, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per share. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s results as reported under GAAP. Because not all companies calculate non-GAAP financial information identically, the presentations herein may not be comparable to other similarly titled measures used by other companies. The Company’s presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results will be unaffected by other unusual or non-recurring items. Further, such non-GAAP financial information of the Company should be considered in addition to, and not as superior to or as a substitute for, the historical consolidated financial statements of the Company prepared in accordance with GAAP. We urge you to review the reconciliations of the non-GAAP measures to their directly comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that reflect our current views with respect to, among other things, future events, market trends and our future business, financial condition, results of operations, and prospects. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, and assumptions, which you should consider and read carefully, including but not limited to, the risks and uncertainties discussed in our Annual Report on Form 10-K and the Quarterly Report on Form 10-Q filed in connection with this earnings and other filings with the Securities and Exchange Commission (SEC). Except to the extent required by law, we do not undertake to update any of the information contained in this press release.
Media Contact: press@ridewithvia.com
Investor Relations: ir@ridewithvia.com

VIA TRANSPORTATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share and per share amounts)	2026	2025	2026	2025
Revenue	$135,707	$107,133	$263,141	$205,775
Cost of revenue (1)(2)	80,101	65,182	157,480	124,014
Gross profit	55,606	41,951	105,661	81,761
Operating expenses:
Research and development (1)	26,108	22,737	50,636	44,083
Sales and marketing (1)	21,142	15,973	41,632	31,175
General and administrative (1)(2)	30,110	19,351	58,731	39,837
Total operating expenses	77,360	58,061	150,999	115,095
Operating loss	(21,754)	(16,110)	(45,338)	(33,334)
Interest income	2,799	487	5,578	1,054
Interest expense	(282)	(2,419)	(511)	(4,825)
Other income (expense)—net	(154)	(2,307)	1,288	1,211
Loss before provision for income taxes	(19,391)	(20,349)	(38,983)	(35,894)
Provision for income taxes	(165)	(872)	(722)	(1,644)
Net loss	$(19,556)	$(21,221)	$(39,705)	$(37,538)

Basic and diluted net loss per share:
Net loss per share—basic and diluted	$(0.24)	$(1.65)	$(0.49)	$(2.93)
Weighted average shares of common stock outstanding used in computing net loss per share—basic and diluted	81,337,205	12,833,306	81,257,582	12,793,403
______________
(1)Includes stock-based compensation and related employer payroll taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Cost of revenue	$98	$37	$173	$106
Research and development	4,302	1,549	8,332	3,163
Sales and marketing	3,623	1,271	6,951	2,539
General and administrative	7,987	1,805	16,118	3,545
Total	$16,010	$4,662	$31,574	$9,353
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Cost of revenue	$593	$343	$1,188	$854
General and administrative	787	812	1,604	1,600
Total	$1,380	$1,155	$2,792	$2,454

VIA TRANSPORTATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	June 30, 2026	December 31 2025
Assets
Current assets:
Cash and cash equivalents	$335,915	$370,914
Accounts receivable—net of allowance of $20 and $24 as of June 30, 2026 and December 31, 2025, respectively	104,679	81,572
Prepaid expenses and other current assets	17,612	17,065
Total current assets	458,206	469,551
Noncurrent assets:
Restricted cash and cash equivalents	1,301	1,171
Property and equipment—net	16,051	13,395
Operating lease right-of-use assets	17,085	18,319
Deferred tax assets	401	529
Intangible assets—net	32,971	36,025
Goodwill	190,720	192,305
Other noncurrent assets	1,614	1,800
Total noncurrent assets	260,143	263,544
Total assets	$718,349	$733,095

VIA TRANSPORTATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	June 30, 2026	December 31, 2025
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,039	$4,427
Accrued expenses and other current liabilities	23,859	24,886
Operating lease liabilities	9,829	9,749
Deferred revenue	22,810	26,893
Insurance payables	15,329	15,144
Accrued compensation and benefits	12,930	13,136
Total current liabilities	90,796	94,235
Noncurrent liabilities:
Operating lease liabilities	8,196	9,378
Deferred revenue	1,048	1,746
Total noncurrent liabilities	9,244	11,124
Total liabilities	100,040	105,359
Stockholders' equity:
Preferred stock	—	—
Class A common stock	1	1
Class B common stock	—	—
Class C common stock	—	—
Additional paid-in capital	1,844,614	1,811,349
Accumulated other comprehensive income (loss)	4,715	7,702
Accumulated deficit	(1,231,021)	(1,191,316)
Total stockholders’ equity	618,309	627,736
Total liabilities and stockholders' equity	$718,349	$733,095

VIA TRANSPORTATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Operating activities:
Net loss	$(19,556)	$(21,221)	$(39,705)	$(37,538)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,380	2,061	4,779	4,343
Stock-based compensation	16,010	4,662	31,574	9,353
Provision for deferred taxes	36	15	128	50
Noncash operating lease expense	2,817	2,148	6,101	4,073
Revaluation of warrants liability	—	—	—	(2,273)
Revaluation of convertible notes' embedded derivative feature	—	3,074	—	4,095
Amortization of convertible notes' discount	—	1,710	—	3,328
Changes in operating assets and liabilities:
Accounts receivable	(9,853)	(5,803)	(23,641)	(6,254)
Prepaid expenses and other assets	562	(742)	(441)	(1,279)
Accounts payable	(1,178)	365	1,640	2,820
Accrued expenses and other current liabilities	1,831	(165)	(1,913)	2,393
Operating lease liabilities	(2,296)	(1,710)	(5,853)	(4,174)
Deferred revenue	(1,374)	(1,602)	(4,607)	(2,585)
Accrued compensation and benefits	(470)	340	(88)	(302)
Insurance payables	446	580	184	2,066
Net cash used in operating activities	(10,645)	(16,288)	(31,842)	(21,884)
Investing activities:
Purchase of property and equipment	(389)	(595)	(678)	(983)
Capitalized internal-use software	(2,015)	(1,246)	(4,007)	(2,118)
Acquisitions—net of cash acquired	279	—	279	—
Net cash used in investing activities	(2,125)	(1,841)	(4,406)	(3,101)
Financing activities:
Proceeds from issuance of Series E convertible preferred stock upon exercise of warrants	—	—	—	20,000
Repayment of line of credit	—	—	—	(5,000)
Proceeds from issuance of convertible notes	—	—	—	7,500
Proceeds from exercise of stock options	695	1,374	1,691	2,054
Payment of issuance fees	—	—	—	(322)
Net cash provided by financing activities	695	1,374	1,691	24,232
Effect of foreign exchange on cash, cash equivalents, and restricted cash and cash equivalents	(85)	743	(312)	1,065
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(12,160)	(16,012)	(34,869)	312
Cash, cash equivalents, and restricted cash and cash equivalents—beginning of period	349,376	95,313	372,085	78,989
Cash, cash equivalents, and restricted cash and cash equivalents—end of period	$337,216	$79,301	$337,216	$79,301

VIA TRANSPORTATION, INC.
GAAP TO NON-GAAP RECONCILIATION

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit represents gross profit excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangibles. Adjusted Gross Margin represents Adjusted Gross Profit as a percentage of revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Gross profit	$55,606	$41,951	$105,661	$81,761
Gross profit margin	41%	39%	40%	40%
Stock-based compensation and related employer payroll taxes	98	37	173	106
Amortization of acquired intangibles (1)	593	343	1,188	854
Adjusted Gross Profit	$56,297	$42,331	$107,022	$82,721
Adjusted Gross Margin	41%	40%	41%	40%
(1)Amortization of acquired intangibles includes developed technology resulting from our acquisitions of Remix, Citymapper and Downtowner.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA represents net loss excluding certain items that we do not consider indicative of our ongoing business performance: interest income, interest expense, loss on extinguishment of convertible notes, provision for income taxes, depreciation and amortization, stock-based compensation and related employer payroll taxes, other (income) expense, net, which consists primarily of changes in the fair value of derivatives and foreign currency transaction gains and losses, and other non-recurring or non-cash items impacting net income (loss) such as patent litigation costs related to the RideCo litigation (a patent litigation in which Via won a trial in January 2025), and transaction costs related to our IPO and M&A activity. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net loss	$(19,556)	$(21,221)	$(39,705)	$(37,538)
Interest Income	(2,799)	(487)	(5,578)	(1,054)
Interest expense	282	2,419	511	4,825
Provision for income taxes	165	872	722	1,644
Other (income) expense, net	154	2,307	(1,288)	(1,211)
Depreciation and amortization (1)	1,786	1,559	3,613	3,262
Stock-based compensation and related employer payroll taxes	16,010	4,662	31,574	9,353
Patent litigation costs (2)	62	717	200	2,693
Transaction costs (3)	155	117	401	708
Other	300	—	300	—
Adjusted EBITDA	$(3,441)	$(9,055)	$(9,250)	$(17,318)
Net loss margin	(14)%	(20)%	(15)%	(18)%
Adjusted EBITDA Margin	(3)%	(8)%	(4)%	(8)%
(1)Excludes amortization of internal-use software.
(2)Patent litigation costs relate to the RideCo litigation in which Via won a trial in January 2025 and defending the verdict on appeals.
(3)Transaction costs include nonrecurring costs incurred in relation to our IPO and M&A activity.

Adjusted operating expenses
Adjusted Research and Development expense, Adjusted Sales and Marketing expense and Adjusted General and Administrative Expense represent the respective GAAP measures excluding certain items that we do not consider indicative of our ongoing business performance: depreciation and amortization, stock-based compensation and related employer payroll taxes, and other non-recurring items such as patent litigation costs related to the RideCo litigation (a patent litigation in which Via won a trial in January 2025), and transaction costs related to our IPO and historical M&A activity.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
GAAP research and development expense	$26,108	$22,737	$50,636	$44,083
Depreciation	(104)	(135)	(217)	(276)
Stock-based compensation and related employer payroll taxes	(4,302)	(1,549)	(8,332)	(3,163)
Adjusted Research and Development expense	$21,702	$21,053	$42,087	$40,644

GAAP sales and marketing expense	$21,142	$15,973	$41,632	$31,175
Stock-based compensation and related employer payroll taxes	(3,623)	(1,271)	(6,951)	(2,539)
Transaction costs (1)	—	(4)	(32)	(4)
Other	$(275)	$—	$(275)	$—
Adjusted Sales and Marketing expense	$17,244	$14,698	$34,374	$28,632

GAAP general and administrative expense	$30,110	$19,351	$58,731	$39,837
Depreciation and amortization	(1,089)	(1,081)	(2,208)	(2,132)
Stock-based compensation and related employer payroll taxes	(7,987)	(1,805)	(16,118)	(3,545)
Patent litigation costs (2)	(62)	(717)	(200)	(2,693)
Transaction costs (1)	(155)	(113)	(369)	(704)
Other	$(25)	$—	$(25)	$—
Adjusted General and Administrative expense	$20,792	$15,635	$39,811	$30,763
(1)Transaction costs include nonrecurring costs incurred in relation to our IPO and M&A activity.
(2)Patent litigation costs relate to the RideCo litigation in which Via won a trial in January 2025 and defending the verdict on appeals.

Adjusted Net Loss and Adjusted Net Loss per share
Adjusted Net Loss represents net loss excluding certain items that we do not consider indicative of our ongoing business performance: amortization of discount on convertible notes, loss on extinguishment of convertible notes, changes in the fair value of derivatives, depreciation and amortization, stock-based compensation and related employer payroll taxes, and other non-recurring or non-cash items impacting net loss such as patent litigation costs related to the RideCo litigation (a patent litigation in which Via won a trial in January 2025), transaction costs related to our IPO and M&A activity, and other income related to employee retention credit under the CARES Act. Adjusted Net Loss per share represents Adjusted Net Loss divided by the weighted average shares of common stock outstanding during the respective period.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share and per share amounts)	2026	2025	2026	2025
GAAP net loss	$(19,556)	$(21,221)	$(39,705)	$(37,538)
Amortization of discount on convertible notes	—	1,710	—	3,328
Revaluation of warrants liability	—	—	—	(2,273)
Revaluation of convertible notes embedded derivative feature	—	3,074	—	4,095
Employee retention credit	—	—	(1,758)	(1,811)
Depreciation and amortization (1)	1,786	1,559	3,613	3,262
Stock-based compensation and related employer payroll taxes	16,010	4,662	31,574	9,353
Patent litigation costs (2)	62	717	200	2,693
Transaction costs (3)	155	117	401	708
Other	300	—	300	—
Provision for income tax benefit of adjustments	405	186	766	374
Adjusted Net Loss	$(838)	$(9,196)	$(4,609)	$(17,809)

GAAP net loss per share—basic and diluted	$(0.24)	$(1.65)	$(0.49)	$(2.93)
Adjusted Net Loss per share—basic and diluted	$(0.01)	$(0.72)	$(0.06)	$(1.39)
Weighted average shares of common stock outstanding used in computing net loss per share and Adjusted Net Loss per share—basic and diluted	81,337,205	12,833,306	81,257,582	12,793,403
(1)Excludes amortization of internal-use software.
(2)Patent litigation costs relate to the RideCo litigation in which Via won a trial in January 2025 and defending the verdict on appeals.
(3)Transaction costs include nonrecurring costs incurred in relation to our IPO and M&A activity.